               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              FNB Bancshares, Inc.
                              --------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         (5) Total fee paid:

         ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         ----------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         (3) Filing Party:

         ----------------------------------------------------------------------

         (4) Date Filed:

         ----------------------------------------------------------------------

                              FNB BANCSHARES, INC.
                            217 NORTH GRANARD STREET
                         GAFFNEY, SOUTH CAROLINA 29341


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS





Dear Fellow Shareholder:

         We cordially invite you to attend the 1999 Annual Meeting of Shareholders of FNB Bancshares, Inc., the holding company for First National Bank of the Carolinas. At the meeting, we will report on our performance in 1998 and answer your questions. We are excited about our accomplishments in 1998 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on Tuesday, April 27, 1999 at 5:30 p.m. at our offices at 217 North Granard Street, Gaffney, South Carolina for the following purposes:

         1.       To elect two members to the Board of Directors; and

         2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 1, 1999 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                    By Order of the Board of Directors,



                                    V. Stephen Moss
                                    President and Chief Executive Officer


March 26, 1999
Gaffney, South Carolina

                              FNB BANCSHARES, INC.
                            217 NORTH GRANARD STREET
                         GAFFNEY, SOUTH CAROLINA 29341


                     PROXY STATEMENT FOR ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 27, 1999


         Our Board of Directors is soliciting proxies for the 1999 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         The Board set March 1, 1999 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 616,338 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum.

         When you sign the proxy card, you appoint V. Stephen Moss and John Hobbs as your representatives at the meeting. Mr. Moss and Mr. Hobbs will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Moss and Mr. Hobbs will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Moss and Mr. Hobbs will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 26, 1999.


                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2000 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2001 Annual Shareholders Meeting. Our directors and their classes are:


                Class I                                Class II                               Class III

           Barry L. Hamrick                       Richard D. Gardner                     Haskell D. Mallory
       Harold D. Pennington, Jr.               Harold D. Pennington, Sr.                    Bill H. Mason
                                                   Heyward W. Porter                       V. Stephen Moss

         Shareholders will elect two nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2002 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

         The Board of Directors recommends that you elect Barry L. Hamrick and Harold D. Pennington, Jr. as Class I directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Moss and Mr. Hobbs will vote your proxy to elect Mr. Hamrick and Mr. Pennington. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Moss and Mr. Hobbs will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees:

         Barry L. Hamrick, 53, who is a Class I director, is a resident of Cherokee County and is President of Hamrick's, Inc., a family owned business comprised of garment manufacturing and retail clothing stores. He is a member of the Cherokee County Community Foundation Board and the Renaissance Board and is a former member of the Limestone College Board of Trustees and the NationsBank Advisory Board.

         Harold D. Pennington, Jr., 31, who is a Class I director, is a native of Blacksburg, South Carolina. He graduated with honors from Clemson University in 1989 with a Bachelor of Science degree in Mechanical Engineering. He is Vice President and co-owner of Weavetec, Inc., President and co-owner of Cherokee Building Supply, Inc., and owner of Carolina Country Outlet. He is the son of Harold D. Pennington, Sr.

         Set forth below is also information about each of the company's other directors and each of its executive officers. Each of the following directors has been a director of the company since the company's formation in 1997. Each director is also a director of the First National Bank of the Carolinas.

         Dr. Richard D. Gardner, 48, who is a Class II director, is a native of Tennessee and practices orthopedic surgery with the Carolina Sports Medicine and Orthopedic Clinic in Gaffney. A retired Army Colonel, Dr. Gardner is a Rotarian and member of the Gaffney Chamber of Commerce. He is the chairman for the South Carolina Medical Association's Medical Aspects of Sports Committee.

         Thomas W. Hale, 52, who is the bank's Chief Credit Officer, has over 25 years experience in banking. He is a graduate of the University of Florida where he received a Bachelor of Science in Business Administration in 1969. He is also a 1991 graduate of American Banker's Association Stonier Graduate School of Banking and Bank Management Institute, Advanced Commercial Lending Course at the University of Buffalo. Mr. Hale began his banking career at Florida Federal Savings Bank, working in numerous staff and line positions, reaching the title of Area Vice President. He then held the position of Vice President/Senior Lending Officer for First National Bank of Clearwater, Florida. Most recently he was Vice President/Relationship Manager with Key Bank of New York. He is former Chairman of Better Business Bureau, has been a Rotarian, and has held various officer positions with numerous civic and community organizations. He has taught "Analyzing Financial Statements" for the American Banker's Association.

         John W. Hobbs, 36, who is the bank's Chief Financial Officer, is a native of South Carolina. He is a graduate of the University of South Carolina with a Bachelors of Science in Accounting. Mr. Hobbs began his career at the public accounting firm of KPMG, Peat Marwick in Greenville, South Carolina. He then held the position of Vice President/Controller at Standard Federal Savings Bank in Columbia, South Carolina. Most recently he was the Vice President/General Auditor for First United Bancorporation in Anderson, South Carolina.

         Haskell D. Mallory, 55, who is a Class III director, is a native of Spartanburg, South Carolina and has been in the manufacturing business since 1974. In 1987, Mr. Mallory became co-owner of Weavetec, Inc., a manufacturer of woven textiles for home and industry. He is also co-owner of Carolina Machinery Sales, Inc. Mr. Mallory served six years in the U.S. Army as a Chief Warrant Officer and helicopter pilot.

         Bill H. Mason, 55, who is a Class III director, is a native of Tennessee and the founder and owner of Bill Mason Enterprises, which owns and operates a group of McDonald's Restaurants in Cherokee County and Spartanburg County, South Carolina. Prior to starting his own business, Mr. Mason worked 27 years for American Telephone and Telegraph Company. He serves as director of the Cherokee County Chamber of Commerce and the Boys and Girls Clubs of Cherokee County, is on the advisory board of Cherokee Achieve, and was previously a board member of the Saints Club of Limestone College.

         V. Stephen Moss, 48, who is a Class III director and the President and Chief Executive Officer of the company and the bank, is a native of Cherokee County. Mr. Moss began his banking career with Southern Bank & Trust, the predecessor to First Union National Bank, in 1972. Before joining the Company, Mr. Moss served as First Union National Bank's Cherokee County Executive Officer and Senior Lender over the upstate community banking area. He graduated from Clemson University with a Bachelor's degree in Political Science, as well as from the South Carolina Bankers School and the School of Banking of the South at Louisiana State University. He has also completed the First Union National Bank Commercial Lending School and the First Union Consumer Academy. He has taught the course "Money & Banking" at Limestone College.

         Harold D. Pennington, Sr., 56, who is a Class II director, is a native of Blacksburg, South Carolina. He graduated from Clemson University in 1965 with a Bachelor of Science degree in Textile Management. He is President and co-owner of Weavetec, Inc., Vice President and co-owner of Carolina Machinery Sales, Inc., and co-owner of Cherokee Building Supply, Inc. He was a member of the Blacksburg Housing Authority Board for approximately five years, and served in the South Carolina Guard for six years. He is the father of Harold D. Pennington, Jr.

         Heyward W. Porter, 73, who is a Class II director, was born and raised in Blacksburg, South Carolina. Mr. Porter is founder of Porter's Electric Motor Service, Inc. where he currently serves as President. He served as an advisory board member of Bank of Gaffney and SCN Bank (now Wachovia) for 14 years and served as Mayor of Blacksburg, South Carolina from 1964 to 1966. He formerly served as an advisory board member for both the Salvation Army and Boys Club of Cherokee County. He is a former member of the Cherokee Sertoma Club and is a Shriner.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash compensation paid by the company or the bank to its Chief Executive Officer and President for the years ended December 31, 1996 through 1998. No executive officers of the company or the bank earned total annual compensation, including salary and bonus, in excess of $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE


                                                                         Annual Compensation (1)
                                                                  ------------------------------------
                                                                                          Other Annual
Name and Principal Position                             Year       Salary        Bonus    Compensation
---------------------------                             ----      --------      -------   ------------

V. Stephen Moss                                         1998      $ 85,972      $ 6,873     $ 5,908
    Chairman and Chief Executive Officer of the                                             $ 7,905
      Company and the Bank                              1997      $ 85,000
                                                        1996      $ 80,842                  $ 2,689
                                                        1995      $ 18,000                  $     0

(1) Executive officers of the company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by each named executive officer did not exceed 10% of the executive's annual salary and bonus.


EMPLOYMENT AGREEMENTS

         V. Stephen Moss and the company have entered into an employment agreement pursuant to which Mr. Moss serves as the President and Chief Executive Officer of the company and the bank. Under the employment agreement, Mr. Moss's salary increased from $85,000 to $90,000 in October 1998 plus his yearly medical insurance premium. Mr. Moss is also eligible to participate in any management incentive program of the bank or any long-term equity incentive program and will be eligible for grants of stock options and other awards thereunder. In addition, each anniversary of the opening date of the bank, Mr. Moss will be eligible to receive a cash bonus equal to 5% of the net pre-tax income of the bank (determined in accordance with generally accepted accounting principles) if the bank achieves certain performance levels established by the Board of Directors from time to time. Mr. Moss has also been granted an option to purchase an amount equal to 5% of the shares sold in the offering (30,567 shares) at $10.00 per share. The options will vest at the rate of one-fifth per year for each of the first five anniversaries of the opening date, subject to Mr. Moss' being employed by the company on such date and meeting certain performance criteria. The options have a term of ten years. Additionally, Mr. Moss participates in the bank's retirement, welfare and other benefit programs and is entitled to a life insurance policy an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

         The employment agreement provides for an initial term of five years, which may be extended each year for an additional year so that the remaining term shall continue to be five years.

         If the company terminates Mr. Moss' employment without cause or if Mr. Moss' employment is terminated due to a sale, merger or dissolution of the company or the bank, the company will be obligated to continue his salary and bonus for the first twelve months thereafter plus one-half of his salary and bonus for the second twelve months thereafter. Furthermore, the company must remove any restrictions on outstanding incentive awards so that all such awards vest immediately and the company must continue to provide his life insurance and medical benefits until he reaches the age of 65.

         In addition, the employment agreement provides that following termination of his employment with the bank and for a period of twelve months thereafter, Mr. Moss may not (i) be employed in the banking business as a director, officer at the vice-president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within Cherokee County, (ii) solicit major customers of the bank for the purpose of providing financial services, or (iii) solicit employees of the bank for employment.


AGGREGATED OPTION EXERCISE AND YEAR-END OPTION VALUES


                                   Number of Unexercised Securities            Value of Unexercised In-the-Money
                              Underlying Options at Fiscal year End (#)        Options at Fiscal Year End ($)(1)
                              -----------------------------------------        ----------------------------------
Name                            Exercisable               Unexercisable        Exercisable          Unexercisable
----                          -------------               -------------        -----------          -------------
V. Stephen Moss                    12,226                 18,341                $       0            $       0

-----------------------

(1) The last trade of which the company is aware prior to December 31, 1998 was at $10.00. Based on this fair market value of the common stock, under SEC rules the options were considered to have no value at December 31, 1998.

DIRECTOR COMPENSATION

         The company and the bank paid directors' fees of $50 for each monthly meeting in 1998. In 1999, the company and the bank intend to pay directors fees of $200 for each monthly meeting ($300 for the chairman). In December 1998, the company also issued options for an aggregate of 54,780 shares to its directors, with each director receiving options for a number of shares of common stock equal to one-third of the number of shares such director purchased in the company's initial offering. These options are exercisable at $10.00 per share and vest over five years.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


GENERAL

         The following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 1, 1999.



                                                      NUMBER OF SHARES                          % OF BENEFICIAL
                        NAME                             OWNED (1)      RIGHT TO ACQUIRE (2)      OWNERSHIP(3)
                        ----                          ----------------  --------------------    ---------------

       Richard Gardner                                     25,000                                   3.95%
       Barry Hamrick                                       25,000                                   3.95%
       Haskell Mallory                                     30,000                                   4.74%
       Bill Mason                                          20,200                                   3.19%
       V. Stephen Moss                                      5,000             12,226                2.72%
       Harold Pennington, Jr.                              28,000                                   4.43%
       Harold Pennington, Sr.                              30,000                                   4.74%
       Heyward Porter                                      15,000                                   2.37%
       John Hobbs                                             200              2,000                 .35%
       Thomas Hale                                                             2,000                 .32%
       Executive  officers and directors as a
       group (10 persons)                                 178,400             16,226               30.77%


-----------------------

(1)      Includes shares for which the named person:
         -        has sole voting and investment power,
         -        has shared voting and investment power with a spouse, or
         - holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising vested stock options but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1998, the Board of Directors of the company held 12 meetings and the Board of Directors of the bank held 12 meetings. All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

         The company's Board of Directors has appointed a number of committees, including an audit committee and a personnel committee. The audit committee is composed of the following three members: Haskell Mallory, Bill Mason, and Richard Gardner. The audit committee met two times in 1998. The audit committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the Board of Directors.

         The company's personnel committee is responsible for establishing the compensation plans for the company. Its duties include the development with management of all benefit plans for employees of the company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met two times during the year ended December 31, 1998. The personnel committee is composed of the following four members: Harold Pennington, Jr., Haskell Mallory, Heyward Porter, and V. Stephen Moss.

         The company does not have a nominating committee or a committee serving a similar function.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         The company and the bank have banking and other transactions in the ordinary course of business with directors and officers of the company and the bank and their affiliates. It is the company's policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the company or the bank. Loans to individual directors and officers must also comply with the bank lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The company intends for all of its transactions with its affiliates to be on terms no less favorable to the company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

              COMPLIANCE WITH THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, the company's directors, its executive officers, and certain individuals are required to report periodically their ownership of the company's common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to the company, the company believes that all such reports for these persons were filed in a timely fashion during 1998.

                              INDEPENDENT AUDITORS

         The company has selected the firm of Tourville, Simpson & Henderson to serve as the independent auditors to the company for the year ending December 31, 1999.

       SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in the company's proxy statement and form of proxy relating to the 2000 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the company no later than November 27, 1999. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the company's bylaws relating to shareholder proposals in order to be included in the company's proxy materials.


March 26, 1999

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                              FNB BANCSHARES, INC.
                          TO BE HELD ON APRIL 27, 1999



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints V. Stephen Moss and John W. Hobbs, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of FNB Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at 217 North Granard Street, Gaffney, South Carolina, at 5:30- p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) "FOR" PROPOSAL NO. 1 TO ELECT THE TWO IDENTIFIED CLASS I DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS EACH FOR THREE-YEAR TERMS.

1. PROPOSAL to elect the two identified Class I directors to serve for three year terms.

         Barry L. Hamrick
         Harold D. Pennington, Jr.

              [ ]  FOR all nominees               [ ]  WITHHOLD AUTHORITY
                   listed (except as marked to         to vote for all nominees
                   the contrary)

              (INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).




                               Dated:____________________________________, 1999


                               ------------------------------------------------
                               Signature of Shareholder(s)


                               ------------------------------------------------
                               Print name clearly


                               ------------------------------------------------
                               Signature of Shareholder(s)


                               ------------------------------------------------
                               Print name clearly

                               Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.